CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Proxy Statement and Prospectus constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of (i) our reports dated December 6, 2002, relating to the financial statements and financial highlights of Provident Investment Counsel Growth Fund I, Provident Investment Counsel Small Cap Growth Fund I, Provident Investment Counsel Small Company Growth Fund A, Provident Investment Counsel Twenty Fund I and Provident Investment Counsel Mid Cap Fund B and (ii) our reports dated December 6, 2002, relating to the financial statements and selected ratio data of PIC Growth Portfolio, PIC Small Cap Portfolio and Mid Cap Portfolio, which appear in the October 31, 2002 Annual Reports to Shareholders of Provident Investment Counsel Growth Fund I, Provident Investment Counsel Small Cap Growth Fund I, Provident Investment Counsel Small Company Growth Fund A, Provident Investment Counsel Twenty Fund I and Provident Investment Counsel Mid Cap Fund B, which are also incorporated by reference into the N-14 Registration Statement. We also consent to the references to us under the headings "Service Providers" and "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
September 15, 2003